UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2005

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)
Georgia	001-08918	58-1575035
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
303 Peachtree St., N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (404) 588-7711

______________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On September 19, 2005, SunTrust Banks, Inc. (the "Registrant") entered into a stock purchase agreement with First Market Bank, FSB ("First Market Bank"), Ukrop's Supermarkets, Inc., Ukrop's Thrift Holdings, Inc. and Ukrop's Services, LC pursuant to which the Registrant's 49% equity interest in First Market Bank will be redeemed in exchange for cash. First Market Bank is a federal savings bank headquartered in Richmond, Virginia that currently operates thirty-four retail branches in Central Virginia, many of which are located in Ukrop's grocery stores.

First Market Bank was established in 1997 as a joint venture among National Commerce Financial Corporation, Ukrop's Supermarkets, Inc., Ukrop's Thrift Holdings, Inc. and Ukrop's Services, LC. The Registrant acquired its 49% equity interest in First Market Bank in connection with the merger of National Commerce Financial Corporation and the Registrant on October 1, 2004.

The transaction is expected to close in December 2005 or January 2006. The closing is subject to receipt of required regulatory consents and approvals, First Market Bank's obtaining the financing required to consummate the transaction and other customary closing conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTRUST BANKS, INC. (Registrant)

Date: September 20, 2005	By: /s/ Raymond D. Fortin Raymond D. Fortin Executive Vice President and General Counsel